Exhibit 13.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Yinjie Zhou, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Platinum Analytics Cayman Limited for the fiscal year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Platinum Analytics Cayman Limited.

By:	/s/ Yinjie Zhou
Yinjie Zhou
Chief Financial Officer
(Principal Financial Officer)

Date: January 30, 2026

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of Platinum Analytics Cayman Limited under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.